Exhibit 10.38

SUMMARY OF VAIL RESORTS, INC. DIRECTOR COMPENSATION1
PER SUMMARY PREPARED BY CHAIRMAN OF THE BOARD, EFFECTIVE 8/1/03;
REVISED BY COMPENSATION COMMITTEE SEPTEMBER 28, 2004; AND
BY BOARD OF DIRECTORS FEBRUARY 27, 2006

CASH AND EQUITY COMPENSATION (Excludes CEO)
Description of Compensation	To Whom	Amount
Annual Cash Retainer	Directors	$25,000
Additional Compensation	Chairman of the Board	$50,000
for Other Services	Audit Committee Chair[2]	$25,000
	Audit Committee Members	$15,000
	Compensation Committee Chair	$5,000
	Nominating Committee Chair	$5,000
	Lead Director[3]	$25,000
Meeting Fees (Per Meeting)	Directors (In Person)	$5,000
(Not Including Actions	Directors (By Telephone)	$1,000
Taken by Consent)	Compensation/Nominating Committee	$1,000
	Audit Committee Meeting	$2,000
Equity Compensation	All Directors	As determined and approved each year by the Compensation Committee

PERQUISITES
Description of Perquisite	To Whom	Additional Details
Ski Pass	All Directors and their family members
Ski Instructor	All Directors	1 to 2 per day, max 20 per year
Golf	All Directors	6 Rounds/Year
Food and Miscellaneous	All Directors	$1,000 Charge Privileges per year
Lodging	All Directors and Their Spouses (Not Transferable)	▪ Max 14 nights/year in Company-Owned hotels ▪ Room & Tax Only ▪ 1 to 2 rooms per day ▪ No Condos ▪ Suites confirmed 7 days out ▪ Black Out Days Apply

1 All taxes on director compensation are to be paid by Board Member

2 On February 28, 2006, Mr. Micheletto was named Chairman of the Board of the Company in addition to his role as Audit Committee Chairman and member of the Audit Committee, Compensation Committee and Executive Committee. On February 27, 2006, the Board of Directors approved compensation in an amount of $100,000 to Mr. Micheletto for his service on the Board. Mr. Micheletto continues to receive meeting fees at the approved rates and perquisites as approved.
3 Effective February 28, 2006, Mr. Katz was named Chief Executive Officer of the Company and ceased being Lead Director of the Company. The Company currently does not have a Lead Director.
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